DOR BioPharma, Inc.
1101 Brickell Avenue, Suite 701S
Miami, Florida 33131
www.dorbiopharma.com

DOR BioPharma Announces the Appointment of Christopher J. Schaber, Ph.D. as its new President and Chief Executive Officer and
Changes in its Board of Directors

DRAFT Miami, FL. - August 30, 2006 - DOR BioPharma, Inc. (OTCBB: DORB) (“DOR” or the “Company”), a biopharmaceutical company addressing life-threatening side effects of cancer and cancer treatments, serious gastrointestinal diseases and disorders, and bioterrorism countermeasures, announced today that it has appointed Christopher J. Schaber, Ph.D., as its new President and Chief Executive Officer to replace Michael T. Sember who ceased to be employed by the Company on August 25, 2006. Dr. Schaber has also been elected as a member of the DOR Board of Directors.

Dr. Schaber previously served as Executive Vice President and Chief Operating Officer of Discovery Laboratories, Inc., where he was employed for the last ten years with responsibility for overall pipeline development and key areas of commercial operations, including regulatory affairs, quality control and assurance, manufacturing and distribution, preclinical and clinical research, and medical affairs, as well as coordination of commercial launch preparation activities. Prior to working at Discovery, Dr. Schaber was employed by Ohmeda PPD, Inc. as Worldwide Director of Regulatory Affairs and Operations from 1994 to 1996. While at Ohmeda, Dr. Schaber was responsible for all strategies related to the regulatory requirements of the FDA and international health authority bodies and was credited with the successful New Drug Application (“NDA”) for INOmax® (inhaled nitric oxide) for the treatment of persistent pulmonary hypertension of the newborn that was subsequently approved by the FDA. From 1989 to 1994, Dr. Schaber held a variety of regulatory, development and operations positions of increasing importance with The Liposome Company, Inc., and Elkins-Sinn Inc., a division of Wyeth-Ayerst Laboratories. Dr. Schaber received his B.A. from Western Maryland College, an M.S. in Pharmaceutics from Temple University School of Pharmacy, and a Ph.D. in Pharmaceutical Sciences from The Union Graduate School. Dr. Schaber also holds a Regulatory Affairs Certification (RAC) from the Regulatory Affairs Professional Society. Dr. Schaber has most recently served as an NDA and FDA regulatory strategic advisor to DOR.

“We warmly welcome Chris to DOR,” stated Evan Myrianthopoulos, Chief Financial Officer of DOR. “I had the pleasure of working with Chris for several years at Discovery Laboratories. Chris is a driven individual and I can personally attest to his leadership and organizational skills. He has worked on numerous development programs and has been associated with a number of successful NDAs. His extensive experience in regulatory affairs and pharmaceutical commercialization will serve DOR well as we work closely with the FDA on the NDA filing and review of orBec® for the treatment of gastrointestinal Graft-versus-Host Disease.”

DOR also announces the appointment of James Kuo, M.D., M.B.A. as the new Non-Executive Chairman of the Company’s Board of Directors. Dr. Kuo has experience in managing biotech companies, venture capital investing, and pharmaceutical licensing. Dr. Kuo has been a founder, President, Chief Executive Officer and Board Director of Discovery Laboratories as well as most recently a founder, Chairman of the Board, and Chief Executive Officer of BioMicro Systems. He has also been a founder and Board Director of both Arginox Pharmaceuticals and Monarch Labs. Dr. Kuo is the former Managing Director of Venture Analysis for HealthCare Ventures, a venture capital firm with $378 million in funds under management. He has served as a senior licensing and business development executive at Myriad Genetics and also at Pfizer, where he was directly responsible for cardiovascular licensing and development, the company’s largest business segment. After studying molecular biology and receiving his B.A. at Haverford College, Dr. Kuo simultaneously received his M.D. from The University of Pennsylvania School of Medicine and his M.B.A. from The Wharton School of Business. Dr. Kuo has been a DOR Board Director since March 2004. He replaces Alexander P. Haig, J.D. who has resigned as Chairman of the Board and as a Board Director. T. Jerome Madison, C.P.A., M.B.A., has also resigned from the Board of Directors. The Board thanks them for their service. Michael Sember remains a Board member.

“We are very pleased that Chris Schaber has joined us as CEO and President,” said Mr. Steve H. Kanzer, Vice-Chairman of the Board. “While serving as Chairman of Discovery Laboratories, I had the pleasure to witness first hand Chris’ strong work ethic and attention to detail. Chris brings extensive experience and proven leadership in the pharmaceutical industry to this important role during the regulatory phase of the orBec® filing and review process. We are also pleased that Jim Kuo has agreed to take a more formal leadership role as Non-Executive Chairman of the DOR BioPharma Board of Directors. His vision and experience will be integral to the evolution of DOR into a commercial pharmaceutical enterprise.”

“I am excited to be joining DOR at this critical time as it begins to move from a development stage to commercial organization,” stated Dr. Schaber. “I have most recently built and guided operations of a biotech company from early stage to pre-commercialization, and see my role at DOR as very similar. We have a strong and exciting pipeline to develop, with the first important step being the filing of a high quality NDA for orBec® for the treatment of gastrointestinal Graft-versus-Host disease. I am confident in the positive outcomes our orBec® data have demonstrated and believe that this important technology coupled with our biodefense vaccine programs have the potential to save many lives in the future.”

The Company is also providing an update on the orBec® NDA filing process. DOR expects that all final NDA documentation will be finished by next week and ready for epublishing in the FDA’s eCTD (“Electronic Content Technical Document”) format. The epublishing and quality assurance review process is anticipated to take up to three weeks time. Thus, the expected NDA filing date is the second half of September 2006. The filing of the orBec® European Marketing Authorization Application (“MAA”) is expected to be in November 2006.

About DOR BioPharma, Inc.

DOR BioPharma, Inc. is a biopharmaceutical company addressing life-threatening side effects of cancer and cancer treatments, serious gastrointestinal diseases and disorders, and bioterrorism countermeasures.  Our lead product, orBec® (oral beclomethasone dipropionate), is a potent, locally-acting corticosteroid being developed for the treatment of gastrointestinal Graft-versus-Host disease (GI GVHD), a common serious complication of bone marrow transplantation for cancer, as well as other GI disorders characterized by severe inflammation.  We plan to file a New Drug Application (NDA) with the FDA for orBec® for the treatment of GI GVHD in September 2006.

Through our BioDefense Division, we are developing biomedical countermeasures pursuant to the paradigm established by the recently enacted Project BioShield Act of 2004.  Our biodefense products in development are bioengineered vaccines designed to protect against the deadly effects of exposure to ricin toxin and botulinum toxin, both of which are considered serious bioterrorism threats.  Our ricin toxin vaccine, RiVaxTM, has successfully completed a Phase I clinical trial in normal volunteers.  We have also initiated a botulinum toxin therapeutic development program based on rational drug design.
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For further information regarding DOR, please visit the Company's website located at http://www.dorbiopharma.com.

This press release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, that reflect DOR BioPharma, Inc.’s current expectations about its future results, performance, prospects and opportunities, including statements regarding the potential use of orBec® for the treatment of gastrointestinal GVHD and the prospects for regulatory filings for orBec®. Where possible, DOR has tried to identify these forward-looking statements by using words such as "anticipates", "believes", "intends", or similar expressions. These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements. DOR cannot assure you that it will be able to successfully develop or commercialize products based on its technology, including orBec®, particularly in light of the significant uncertainty inherent in developing vaccines against bioterror threats, manufacturing and conducting preclinical and clinical trials of vaccines, and obtaining regulatory approvals, that its technologies will prove to be safe and effective, that its cash expenditures will not exceed projected levels, that it will be able to obtain future financing or funds when needed, that product development and commercialization efforts will not be reduced or discontinued due to difficulties or delays in clinical trials or due to lack of progress or positive results from research and development efforts, that it will be able to successfully obtain any further grants and awards, maintain its existing grants which are subject to performance, enter into any biodefense procurement contracts with the U.S. Government or other countries, that it will be able to patent, register or protect its technology from challenge and products from competition or maintain or expand its license agreements with its current licensors, or that its business strategy will be successful. Important factors which may affect the future use of orBec® for gastrointestinal GVHD include the risks that: because orBec® did not achieve statistical significance in its primary endpoint in the pivotal Phase III clinical study (i.e. a p-value of less than or equal to 0.05), the FDA may not consider orBec® approvable based upon existing studies, orBec® may not show therapeutic effect or an acceptable safety profile in future clinical trials, if required, or could take a significantly longer time to gain regulatory approval than DOR expects or may never gain approval; DOR is dependent on the expertise, effort, priorities and contractual obligations of third parties in the clinical trials, manufacturing, marketing, sales and distribution of its products; or orBec® may not gain market acceptance; and others may develop technologies or products superior to orBec®.  These and other factors are described from time to time in filings with the Securities and Exchange Commission, including, but not limited to, DOR's most recent reports on Form 10-QSB and Form 10-KSB. DOR assumes no obligation to update or revise any forward-looking statements as a result of new information, future events, and changes in circumstances or for any other reason.

Company Contact:
Evan Myrianthopoulos
Chief Financial Officer
(305) 534-3383
www.dorbiopharma.com